UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 6, 2009 (Date of earliest event reported)

Milacron Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08485	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 536-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01

Entry into a Material Definitive Agreement

On March 10, 2009, Milacron Inc. (the "Company") and its U.S. subsidiaries, as well as certain of its subsidiaries (collectively the “Debtors”), filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in the Southern District of Ohio (the “Court”).  On the same day, the Company filed an ancillary proceeding for reorganization of its Canadian subsidiary under the Companies’ Creditors Arrangement Act (“CCAA”) in the Ontario Superior Court of Justice in Canada (the “Canadian Petition” and, together with the Chapter 11 Petition, the "Petitions").  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

The Petitions  include the Company and its U.S. and Canadian subsidiaries and its non-operating Dutch holding company subsidiary only, and do not include any of the Company's operating subsidiaries outside the U.S. and Canada.

On March 10, 2009, the Company issued a press release relating to the Petitions, a copy of which is filed herewith  as Exhibit 99.1.

Prior to filing the Petitions, the Company entered into certain arrangements with respect to the financing of its operations during the pendency of the Chapter 11 Proceeding and the sale of substantially all of its assets, as described below.

On March 10, 2009, the Company and certain of its subsidiaries entered into a Restructuring Support Agreement (the "RSA") with certain affiliates of Avenue Capital Group and certain funds and/or accounts managed by  DDJ Capital Management LLC (the "Noteholder Group"), which hold approximately 78% of the Company's 11 ½ % Senior Secured Notes (the "Notes"), and a commitment letter for a debtor-in-possession credit agreement (the "DIP Term Loan Facility"), in connection with a comprehensive financial restructuring of the Debtors.

The RSA includes an agreement in principle whereby the Noteholder Group, together with eligible holders of Notes that accept an invitation to participate in the transaction,  would purchase substantially all of the Company's assets.  As consideration for the Company's assets, the Noteholder Group would, among other things, repay the full amount of the DIP Term Loan Facility and the DIP Revolving Credit Facility referred to below, assume certain of the Company's ordinary course liabilities and provide additional consideration to the holders of the Company's Notes that do not participate in the process.  The agreement in principle is subject to certain conditions, including execution and delivery of a mutually satisfactory definitive asset purchase agreement as well as Bankruptcy Court approval.  Upon executing a definitive purchase agreement, the Company will solicit competing bids from other potential purchasers and conduct a sales process approved by the Bankruptcy Court.  The Company's assets would then be sold to the bidder submitting the highest and best offer, subject to Bankruptcy Court approval.  A copy of the RSA is filed herewith as Exhibit 10.01.

The DIP Term Loan Facility is an $80 million multi-draw debtor-in-possession superpriority secured term loan facility.  One-half of the funds drawn on this facility will be available to pay trade creditors and suppliers and for other needs of the business during the Chapter 11 proceeding,  and one-half will be used to purchase, on a dollar-for-dollar basis, Notes owned by the Noteholder Group.  The DIP Term Loan Facility loans would have first liens in the collateral currently securing the Senior Secured Notes. A copy of the commitment letter for the DIP Term Loan Facility is filed herewith as Exhibit 10.02.

The Noteholder Group will invite holders of Notes that are "accredited investors" as defined in Rule 501 under the Securities Act of 1933 and are not currently members of the Noteholder Group to become members of the Group and participate in the DIP Term Loan Facility (in a minimum amount equal to 2.5% of the  total Facility commitments) and the purchase of the Company's assets on a pro rata basis.

On March 10, 2009, the Company and certain of its subsidiaries entered into a new $55 million Credit Agreement (the  "DIP Revolving Credit Facility") with General Electric Capital Corporation ("GECC"), under which the secured loans and letter of credit obligations currently owed to GECC of approximately $47 million under its Credit Agreement with the Company dated as of December 19, 2006 (the "Pre-Petition Credit Agreement") will be converted into a DIP superpriority secured loan.  Availability under the DIP Revolving Credit Facility is subject to a borrowing base formula.  A copy of the DIP Revolving Credit Facility is filed herewith as Exhibit 10.03.

The DIP Term Loan Facility and the DIP Revolving Credit Facility Agreement are subject to Bankruptcy Court approval.

On March 6, 2009, the Company and certain of its subsidiaries entered into a First Amendment to the Pre-Petition Credit Agreement (the “Amendment”) under which GECC agreed, among other things, to a release of reserves under the Pre-Petition Credit Agreement that had  the effect of increasing the Company's borrowing availability thereunder through March 15, 2009 by $2.5 million.  The Amendment also increased the interest rates payable by the Company and contained certain other changes.  A copy of the Amendment is filed herewith as Exhibit 10.04.

Item 1.03

Bankruptcy or Receivership

On March 10, 2009, the Company and certain affiliates filed the Chapter 11 Petition and the Canadian Petition.  The information provided in Item 1.01 relating to the Chapter 11 Petition and the Canadian Petition above is incorporated by reference.

Item 2.02

Results of Operations and Financial Condition

Exhibit 99.2 hereto sets forth information regarding the Company's financial results for the fourth quarter and full year of 2008, as well as certain other selected financial information.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 10, 2009, the Company and certain affiliates entered into the commitment letter for the DIP Term Loan Facility and the DIP Revolving Credit Facility.  The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Petition and the Canadian Petition described in Item 1.01 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Company, including the GECC Credit Agreement and the Indenture.  As a result of such event of default or triggering event, all obligations under such documents would or may by the terms of such documents have become automatically due and payable.  The Company believes that any efforts to enforce such payment obligations are stayed as a result of the filing of the Chapter 11 Petition and the Canadian Petition.

Item 8.01

Other Events

The Company intends to file with the Securities and Exchange Commission a notification on Form 12b-25 that it will be unable to make a timely filing of its Annual Report on Form 10-K for 2008.  During the pendency of the Chapter 11 proceeding, the Company intends to file, as Exhibits to Current Reports on Form 8-K, copies of each of the monthly financial reports it files with the Bankruptcy Court.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description of Exhibit

10.01

Restructuring Support Agreement, dated as of March 9, 2009 among the Sponsors (as defined therein) and Milacron Inc.

10.02

Milacron Inc. Commitment Letter for the $80 Million Senior Secured Superpriority Priming Debtor-In-Possession Credit Facility dated as of March 10, 2009, among Milacron Inc., Avenue Investments, L.P., and DDJ Capital Management, LLC

10.03

Senior Secured, Super Priority Debtor-In-Possession Credit Agreement dated as of March 10, 2009, among Milacron Inc., certain of its subsidiaries and General Electric Capital Corporation

10.04

First Amendment to Credit Agreement dated as of March 6, 2009, among Milacron Inc., certain of its subsidiaries and General Electric Capital Corporation

99.1

Press Release dated March 10, 2009

99.2

Information regarding 2008 fourth quarter and full year financial results and other selected financial information.

Forward-Looking Statements

Any  forward-looking statements in this Form 8-K (including the exhibits) by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results, including the current ongoing credit crisis, deteriorating global economic conditions,  the potential adverse impact of its Chapter 11 cases on the Company’s operations and relationships with customers and suppliers and its ability to enter into and close  a definitive asset purchase agreement with the Noteholder Group or another purchaser.  For further information please refer to the Cautionary Statement included in the Company’s most recent Form 10-Q on file with the Securities and Exchange Commission.  The Company disclaims any obligation to update such forward-looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

Date: March 10, 2009 By:	/s/John C. Francy
Name: John C. Francy
Title: Vice President-Finance, Chief Financial Officer and Treasurer